EXHIBIT 99.1

Align Technology Announces Fourth Quarter and Fiscal Year 2011 Results

  Record Q4 net revenues of $128.9 million increased 2.4% sequentially and 38.8% year-over-year
  Record Q4 Invisalign revenue of $118.9 million increased 4.1% sequentially and 28.0% year-over-year with record Invisalign case shipments of 82.6 thousand
  Q4 GAAP diluted EPS was $0.25 and Q4 Non-GAAP diluted EPS was $0.28
  Record fiscal 2011 net revenues of $479.7 million increased 23.9% year-over-year
  Record fiscal 2011 case shipments of 309.3 thousand increased 18.6% year-over-year

SAN JOSE, Calif., Jan. 30, 2012 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

Total net revenues for the fourth quarter of fiscal 2011 (Q4 11) were a record $128.9 million. This is compared to $125.9 million reported in the third quarter of 2011 (Q3 11) and compared to $92.9 million reported in the fourth quarter of 2010 (Q4 10). For fiscal 2011 (FY 11), record net revenues of $479.7 million increased 23.9 percent from $387.1 million reported for fiscal 2010 (FY 10). FY10 net revenues include the release of $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners.

Q4 11 Invisalign revenue of $118.9 million increased 4.1% sequentially and 28.0% year over year. Fiscal 2011 Invisalign net revenues of $451.7 million increased 16.7% from $387.1 million reported for FY 10. Invisalign case shipments for Q4 11 were 82.6 thousand, compared to 79.4 thousand in Q3 11 and compared to 63.5 thousand in Q4 10. For FY 11, record case shipments of 309.3 thousand increased 18.6 percent from 260.8 thousand reported for FY 10.

Q4 11 scanner and CAD/CAM services revenue was $10.0 million, compared to $11.6 million in Q3 11. Fiscal 2011 net revenues for Scanner and CAD/CAM Services was $28.0 million and reflects eight months of sales resulting from the acquisition of Cadent Holdings, Inc., which closed on April 29, 2011.

"The fourth quarter was a strong finish to the year for Align and we're pleased to have delivered better than expected revenue and earnings, driven by increased Invisalign case volume and lower than projected operating expenses," said Thomas M. Prescott, Align president and CEO. "We continue to see solid performance of Invisalign across all customer channels and believe that our continuing focus on Invisalign product evolution and market expansion is at the core of this progress."

Prescott continued, "We had many significant accomplishments in 2011 including the acquisition of Cadent, followed shortly by interoperability with Invisalign on both the iOC and iTero scanners and other significant improvements. For Invisalign, we continued to gain share in the very important Teen Orthodontic segment in existing markets while expanding into new geographies including China, Turkey, the Middle East and Russia. These important milestones will all help us drive continued adoption and utilization of Invisalign and leverage that strong base to become the leader in the intra-oral scanner market."

Gross margin for Q4 11 was 74.1%, compared to 73.4% in Q3 11 and 77.2% in Q4 10. Q4 11 gross margin includes acquisition and integration related costs of $0.1 million, amortization of acquired intangible assets related to cost of revenues of $0.3 million, and severance and benefits costs of $0.6 million. Q3 11 gross margin includes acquisition and integration related costs of $0.2 million, amortization of acquired intangible assets related to cost of revenues of $0.3 million, and severance and benefits costs of $0.2 million. The sequential increase in Q4 11 gross margin primarily reflects higher Invisalign case volume. Q4 11 gross margin for Invisalign was 78.7%, compared to 78.6% in Q3 11 and 77.2% in Q4 10. Q4 11 gross margin for scanner and CAD/CAM services was 20.0%, compared to 21.5% in Q3 11.

Operating expenses for Q4 11 were $69.1 million, compared to $66.1 million in Q3 11 and $57.0 million in Q4 10. Q4 11 operating expenses include acquisition and integration related transaction costs of $1.0 million, amortization of acquired intangible assets of $1.0 million and severance and benefit costs of $0.3 million. Q3 11 operating expenses include acquisition and integration related transaction costs of $1.3 million, amortization of acquired intangible assets of $0.9 million and severance and benefit costs of $0.1 million. Q4 10 operating expenses includes litigation settlement costs of $1.2 million related to a class action settlement.

Net profit for Q4 11 was $20.4 million, or $0.25 per diluted share. This is compared to net profit of $19.3 million, or $0.24 per diluted share in Q3 11 and net profit of $9.9 million, or $0.13 per diluted share in Q4 10. Net profit for Q4 11 includes pre-tax acquisition and integration related costs of $1.1 million, pre-tax amortization of acquired intangible assets of $1.3 million, pre-tax severance and benefit costs of $0.8 million with a total tax effect of $0.7 million. Net profit for Q3 11 includes pre-tax acquisition and integration related costs of $1.5 million, pre-tax amortization of acquired intangible assets of $1.1 million, pre-tax severance and benefit costs of $0.2 million with a total tax effect of $0.2 million. Q4 10 net profit includes pre-tax litigation settlement costs of $1.2 million related to the settlement of a class action lawsuit with a total tax effect of $0.2 million.

Net profit for FY 11 was $66.7 million, or $0.83 per diluted share and includes pre-tax acquisition and integration related costs of $10.0 million, pre-tax amortization of acquired intangible assets of $3.2 million, pre-tax severance and benefit costs of $1.1 million with a total tax effect of $2.9 million. This compares to net profit for FY 10 of $74.3 million, or $0.95 per diluted share which includes the following pre-tax items; a benefit of $14.3 million to net revenues from the release of previously deferred revenue related to Invisalign Teen replacement aligners, a credit of $8.7 million to operating expenses for an insurance settlement related to the OrthoClear litigation, litigation settlement costs of $4.5 million related to the settlement of the Leiszler class action lawsuit, and royalties of $0.8 million, with a total tax effect of $5.6 million.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP gross margin for Q4 11 was 74.9%, compared to 73.9% in Q3 11 and 77.2% in Q4 10. For Invisalign, there was no difference between GAAP and non-GAAP gross margin for Q4 11, Q3 2011 and Q4 2010. Q4 11 non-GAAP gross margin for scanner and CAD/CAM services was 30.0%, compared to 27.1% in Q3 11. Non-GAAP net profit for Q4 11 was $23.0 million, or $0.28 per diluted share. This is compared to non-GAAP net profit of $21.9 million, or $0.27 per diluted share in Q3 11 and non-GAAP net profit of $11.0 million, or $0.14 per diluted share in Q4 10. Non-GAAP net profit for FY 11 was $78.1 million, or $0.97 per diluted share. This compares to non-GAAP net profit for FY 10 of $62.3 million, or $0.80 per diluted share.

Q4 11 Operating Results ($M)
Key GAAP Operating Results	Q4 11	Q3 11	Q4 10
Revenue	$128.9	$125.9	$92.9
-Invisalign Revenue	$118.9	$114.3	$92.9
-Scanner and CAD/CAM Services Revenue	$10.0	$11.6	N/A

Gross Margin	74.1%	73.4%	77.2%
-Invisalign Gross Margin	78.7%	78.6%	77.2%
-Scanner and CAD/CAM Services Gross Margin	20.0%	21.5%	N/A

Operating Expense	$69.1	$66.1	$57.0
Operating Margin	20.5%	20.9%	15.9%
Net Profit	$20.4	$19.3	$9.9
Earnings Per Diluted Share (EPS)	$0.25	$0.24	$0.13

Key Non-GAAP Operating Results	Q4 11	Q3 11	Q4 10
Non-GAAP Gross Margin	74.9%	73.9%	77.2%
-Non-GAAP Invisalign Gross Margin	78.7%	78.6%	77.2%
-Non-GAAP Scanner & CAD/CAM Services GM	30.0%	27.1%	N/A

Non-GAAP Operating Expense	$66.9	$63.8	$55.7
Non-GAAP Operating Margin	23.0%	23.2%	17.2%
Non-GAAP Net Profit	$23.0	$21.9	$11.0
Non-GAAP Earnings Per Diluted Share (EPS)	$0.28	$0.27	$0.14

Total stock-based compensation expense included in Q4 11 and Q3 11 was $5.0 million compared to $3.9 million in Q4 10. Stock based compensation expense included in GAAP gross margin in Q4 11 and Q3 11 was $0.5 million compared to $0.4 million in Q4 10. Stock-based compensation expense included in GAAP operating expense in Q4 11 and Q3 11 was $4.5 million compared to $3.5 million in Q4 10.

Total stock-based compensation expense included in FY 11 was $19.2 million compared to $16.1 million in FY 10. Stock based compensation expense included in GAAP gross margin in FY 11 was $1.8 million compared to $1.6 million in FY 10. Stock-based compensation expense included in GAAP operating expense in FY 11 was $17.4 million compared to $14.5 million in FY 10.

Liquidity and Capital Resources

As of December 31, 2011, Align Technology had $248.1 million in cash, cash equivalents, and marketable securities compared to $312.4 million as of December 31, 2010. During Q4 11, Align purchased 0.3 million shares at an average price of $24.00 per share for a total of approximately $7.8 million. There remains $142.2 million under the Company's existing stock repurchase authorization.

Key Business Metrics

The following table highlights business metrics for Q4 11, Q3 11 and Q4 10. Additional historical information is available on the Company's website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q4 11	Q3 11	Q4 10
North American Orthodontists	$43.2	$42.6	$28.9
North American GP Dentists	$48.2	$46.1	$33.8
International	$30.4	$30.9	$24.8
Non-case Invisalign Revenue*	$7.1	$6.3	$5.4
Total Revenue	$128.9	$125.9	$92.9

Revenue by Product ($M):	Q4 11	Q3 11	Q4 10
Invisalign Full	$79.5	$75.1	$64.9
Invisalign Express/Lite	$10.9	$10.5	$8.3
Invisalign Teen	$14.4	$15.4	$10.6
Invisalign Assist	$7.0	$7.0	$3.7
Non-case Invisalign Revenue*	$7.1	$6.3	$5.4
Total Invisalign	$118.9	$114.3	$92.9
Scanners	$5.2	$5.4	N/A
CAD/CAM Services	$4.8	$6.2	N/A
Total Scanners and CAD/CAM Services	$10.0	$11.6	N/A
Total Revenue	$128.9	$125.9	$92.9
*includes Invisalign training, ancillary products, and retainers

Invisalign Cases Shipped by Channel:	Q4 11	Q3 11	Q4 10
North American Orthodontists	29,890	30,070	21,920
North American GP Dentists	33,100	31,120	25,275
International	19,600	18,170	16,295
Total Invisalign Cases Shipped	82,590	79,360	63,490

Invisalign Cases Shipped by Product:	Q4 11	Q3 11	Q4 10
Invisalign Full	55,700	51,360	43,870
Invisalign Express/Lite	11,385	11,020	8,875
Invisalign Teen	9,810	11,730	6,940
Invisalign Assist	5,695	5,250	3,805
Invisalign Total Cases Shipped	82,590	79,360	63,490

Average Invisalign Selling Price (ASP), as billed:	Q4 11	Q3 11	Q4 10
Total Worldwide Blended ASP	$1,360	$1,385	$1,400
International ASP	$1,530	$1,560	$1,530
Number of Invisalign Doctors Cases Shipped to:	Q4 11	Q3 11	Q4 10
North American Orthodontists	4,280	4,260	3,940
North American GP Dentists	10,875	11,040	9,600
International	4,795	4,590	4,180
Total Doctors Cases were Shipped to Worldwide	19,950	19,890	17,720

Invisalign Doctor Utilization Rates*:	Q4 11	Q3 11	Q4 10
North American Orthodontists	7.0	7.1	5.6
North American GP Dentists	3.0	2.8	2.6
International	4.1	4.0	3.9
Total Utilization Rate	4.1	4.0	3.6
* Utilization = # of cases shipped/# of doctors to whom cases were shipped
Number of Invisalign Doctors Trained:	Q4 11	Q3 11	Cumulative
North American Orthodontists	100	100	9,625
North American GP Dentists	855	630	40,080
International	970	855	19,810
Total Doctors Trained Worldwide	1,925	1,585	69,515
Total Invisalign Patients (cases shipped):	Q4 11	Q3 11	Cumulative
Number of Patients Treated or in Treatment (cases)	82,590	79,360	1,734,860

2011 Business Highlights

Fiscal 2011 was another good year for Align Technology and reflects the Company's continued solid execution of its key strategic initiatives including product and clinical innovation, consumer demand creation, enhancing the customer experience, and international growth and expansion. The following business highlights summarize the company's accomplishments related to these initiatives:

  In January, Align and Cadent Holdings, Inc., a leading provider of 3D digital scanning solutions for orthodontics and dentistry, announced an agreement to jointly develop software applications for the iTero® and iOC® scanning systems. The new applications will optimize case assessment and planning for Invisalign® treatment, and bring valuable digital tools chair-side for Invisalign providers who use Cadent scanners.
  In April, Align acquired its joint development partner Cadent Holdings, Inc. for $187 million in cash. The acquisition of Cadent positions Align as a leader in one of the best growth opportunities in dentistry and medical devices. Intra-oral scanning is a critical part of enabling new digital technologies and procedures in dental practices including CAD/CAM for restorative dentistry or in-office restorations.
  In May, Align announced interoperability with Invisalign for the iOC scanning system with the latest software version iOC 4.0. Invisalign customers with iOC systems can now submit 3D digital scans in place of physical impressions. In May, Align also announced commercial availability of Invisalign in the People's Republic of China. The company is training orthodontists based in the four major cities of Shanghai, Beijing, Shenzhen, and Guangzhou, which have a combined population of over 70 million people. Align is offering Invisalign Full, Invisalign Teen and Vivera Retainers directly to Invisalign-trained orthodontists.
  In October, Align announced Invisalign® G4, the next generation of SmartForce® clinical innovations, designed to address some of the most significant treatment challenges doctors encounter. The new and improved SmartForce features in Invisalign G4 are engineered to help doctors achieve even better clinical results for open bite treatments, more predictable movement of upper laterals, and improved root control for canines and central incisors. The expanded Invisalign G4 product features are available on all Invisalign products.
  In October, Align announced that it has extended its funding of the Clear Aligner Research Award Program for a third consecutive year for North America universities and a second year for international universities. Launched in 2009, the Clear Aligner Research Award Program is an annually funded program designed to promote clinical and scientific research in clear aligner therapy. For 2012, four one-year awards of $25,000 for North America universities and four one-year awards of $15,000 for international universities will be available, for a total award of $160,000.
  In December, Align announced a significant software upgrade for its iTero 3D scanning system used in dental practices for a wide range of restorative dental procedures. The iTero 4.05 software upgrade includes the Invisalign Scanning Protocol for full interoperability with Invisalign treatment, as well as enhancements to software tools that deliver expanded features and greater efficiency in scanning for iTero customers.
  In December, Align received a Product Registration Certificate for the Invisalign system from the Federal Service of Health Care and Social Development Control of the Russian Federation. This regulatory approval allows Align to train doctors and to sell Invisalign Full, Invisalign Lite, Invisalign Teen, and Vivera Retainers throughout Russia.

Q1 Fiscal 2012 Business Outlook

For the first quarter of fiscal 2012 (Q1 12), Align Technology expects net revenues to be in a range of $125.4 million to $127.9 million. GAAP earnings per diluted share for Q1 12 is expected to be in a range of $0.17 to $0.19. Non-GAAP earnings per diluted share for Q1 12 is expected to be in a range of $0.19 to $0.21. A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call

Align Technology will host a conference call today, January 30, 2012 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter fiscal 2011 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 386750 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 6, 2012.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express 10, Invisalign Express 5, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and iOC scanning systems, OrthoCAD iCast, OrthoCAD iQ and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude, as applicable, Teen deferred revenues release, Ormco royalties, acquisition and integration related costs, amortization of acquired intangible assets, severance and benefit costs, insurance settlement, litigation settlement and any related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the first quarter of 2012, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent Holdings, Inc., continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 26, 2011. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net revenues (1)	$ 128,905	$ 92,893	$ 479,741	$ 387,126

Cost of revenues	33,355	21,137	118,458	83,709

Gross profit	95,550	71,756	361,283	303,417

Operating expenses:
Sales and marketing	36,112	30,223	142,174	114,013
General and administrative	22,457	18,631	89,152	64,790
Research and development	9,568	6,893	37,154	25,997
Litigation settlement	--	1,239	--	4,549
Insurance settlement	--	--	--	(8,666)
Amortization of acquired intangible assets	983	--	2,443	--
Total operating expenses	69,120	56,986	270,923	200,683

Profit from operations	26,430	14,770	90,360	102,734

Interest and other income (expense), net	(84)	(251)	(419)	(731)

Profit before income taxes	26,346	14,519	89,941	102,003

Provision for income taxes	5,897	4,614	23,225	27,750

Net profit	$ 20,449	$ 9,905	$ 66,716	$ 74,253

Net profit per share
- basic	$ 0.26	$ 0.13	$ 0.86	$ 0.98
- diluted	$ 0.25	$ 0.13	$ 0.83	$ 0.95

Shares used in computing net profit per share
- basic	78,737	76,333	77,988	75,825
- diluted	80,849	78,724	80,294	78,080

(1) The year ended December 30, 2010 include a $14.3 million release of previously deferred revenue for Invisalign Teen replacement aligners.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$ 240,675	$ 294,664
Restricted cash	4,026	--
Marketable securities, short-term	7,395	8,615
Accounts receivable, net	91,537	65,430
Inventories	9,402	2,544
Other current assets	31,781	17,358
Total current assets	384,816	388,611

Marketable securities, long-term	--	9,089
Property and equipment, net	53,965	30,684
Goodwill and intangible assets, net	185,405	2,666
Deferred tax asset	22,337	42,439
Other long-term assets	2,741	3,454

Total assets	$ 649,264	$ 476,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 19,265	$ 7,768
Accrued liabilities	76,600	51,358
Deferred revenue	52,252	33,848
Total current liabilities	148,117	92,974

Other long term liabilities	10,366	6,222

Total liabilities	158,483	99,196

Total stockholders' equity	490,781	377,747

Total liabilities and stockholders' equity	$ 649,264	$ 476,943

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010

GAAP Gross profit	$ 95,550	$ 92,370	$ 71,756
Acquisition and integration costs related to cost of revenues (3)	139	202	--
Amortization of acquired intangible assets related to cost of revenues (4)	285	267	--
Severance and benefit costs related to cost of revenues(5)	579	175	--
Non-GAAP Gross profit	$ 96,553	$ 93,014	$ 71,756

Reconciliation of GAAP to Non-GAAP Gross Profit Scanner and CAD/CAM Services
(in thousands)
	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010

GAAP Scanner and CAD/CAM Services gross profit	$ 1,993	$ 2,500	$ --
Acquisition and integration costs related to cost of revenues (3)	139	202	--
Amortization of acquired intangible assets related to cost of revenues (4)	285	267	--
Severance and benefit costs related to cost of revenues(5)	579	175	--
Non-GAAP Gross profit	$ 2,996	$ 3,144	$ --

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010

GAAP Operating expenses	$ 69,120	$ 66,058	$ 56,986
Litigation settlement (7)	--	--	(1,239)
Acquisition and integration costs related to operating expenses (3)	(1,005)	(1,296)	--
Amortization of acquired intangible assets related to operating expenses (4)	(983)	(868)	--
Severance and benefit costs related to operating expenses (5)	(256)	(72)	--
Non-GAAP Operating expenses	$ 66,876	$ 63,822	$ 55,747

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010

GAAP Profit from operations	$ 26,430	$ 26,312	$ 14,770
Acquisition and integration costs related to cost of revenues (3)	139	202	--
Amortization of acquired intangible assets related to cost of revenues (4)	285	267	--
Severance and benefit costs related to cost of revenues (5)	579	175	--
Litigation settlement (7)	--	--	1,239
Acquisition and integration costs related to operating expenses (3)	1,005	1,296	--
Amortization of acquired intangible assets related to operating expenses (4)	983	868	--
Severance and benefit costs related to operating expenses (5)	256	72	--
Non-GAAP Profit from operations	$ 29,677	$ 29,192	$ 16,009

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010

GAAP Net profit	$ 20,449	$ 19,264	$ 9,905
Acquisition and integration costs related to cost of revenues (3)	139	202	--
Amortization of acquired intangible assets related to cost of revenues (4)	285	267	--
Severance and benefit costs related to cost of revenues (5)	579	175	--
Litigation settlement (7)	--	--	1,239
Acquisition and integration costs related to operating expenses (3)	1,005	1,296	--
Amortization of acquired intangible assets related to operating expenses (4)	983	868	--
Severance and benefit costs related to operating expenses (5)	256	72	--
Tax effect on non-GAAP adjustments (8)	(715)	(203)	(179)
Non-GAAP Net profit	$ 22,981	$ 21,941	$ 10,965

Diluted Net profit per share:
GAAP	$ 0.25	$ 0.24	$ 0.13
Non-GAAP	$ 0.28	$ 0.27	$ 0.14

Shares used in computing diluted GAAP Net profit per share	80,849	80,266	78,724
Shares used in computing diluted Non-GAAP Net profit per share	80,849	80,266	78,724

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Net Revenues
(in thousands)
	Year Ended
	December 31, 2011	December 31, 2010
Net revenues	$ 479,741	$ 387,126
Teen deferred revenue release(1)	--	(14,298)
Non-GAAP net revenues	$ 479,741	$ 372,828

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Year Ended
	December 31, 2011	December 31, 2010

GAAP Gross profit	$ 361,283	$ 303,417
Teen deferred revenue release (1)	--	(14,298)
Ormco royalties (2)	--	827
Acquisition and integration costs related to cost of revenues (3)	398	--
Amortization of acquired intangible assets related to cost of revenues (4)	735	--
Severance and benefit costs related to cost of revenues(5)	754	--
Non-GAAP Gross profit	$ 363,170	$ 289,946

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Year Ended
	December 31, 2011	December 31, 2010

GAAP Operating expenses	$ 270,923	$ 200,683
Insurance settlement (6)	--	8,666
Litigation settlement (7)	--	(4,549)
Acquisition and integration costs related to operating expenses (3)	(9,632)	--
Amortization of acquired intangible assets related to operating expenses (4)	(2,443)	--
Severance and benefit costs related to operating expenses (5)	(328)	--
Non-GAAP Operating expenses	$ 258,520	$ 204,800

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Year Ended
	December 31, 2011	December 31, 2010

GAAP Profit from Operations	$ 90,360	$ 102,734
Teen deferred revenue release (1)	--	(14,298)
Ormco royalties (2)	--	827
Insurance settlement (6)	--	(8,666)
Litigation settlement (7)	--	4,549
Acquisition and integration costs related to cost of revenues (3)	398	--
Amortization of acquired intangible assets related to cost of revenues (4)	735	--
Severance and benefit costs related to cost of revenues (5)	754	--
Acquisition and integration costs related to operating expenses (3)	9,632	--
Amortization of acquired intangible assets related to operating expenses (4)	2,443	--
Severance and benefit costs related to operating expenses (5)	328	--
Non-GAAP Profit from Operations	$ 104,650	$ 85,146
	.
Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Year Ended
	December 31, 2011	December 31, 2010

GAAP Net profit	$ 66,716	$ 74,253
Teen deferred revenue release (1)	--	(14,298)
Ormco royalties (2)	--	827
Insurance settlement (6)	--	(8,666)
Litigation settlement (7)	--	4,549
Acquisition and integration costs related to cost of revenues (3)	398	--
Amortization of acquired intangible assets related to cost of revenues (4)	735	--
Severance and benefit costs related to cost of revenues (5)	754	--
Acquisition and integration costs related to operating expenses (3)	9,632	--
Amortization of acquired intangible assets related to operating expenses (4)	2,443	--
Severance and benefit costs related to operating expenses (5)	328	--
Tax effect on non-GAAP adjustments (8)	(2,862)	5,631
Non-GAAP Net profit	$ 78,144	$ 62,296

Diluted Net profit per share:
GAAP	$ 0.83	$ 0.95
Non-GAAP	$ 0.97	$ 0.80

Shares used in computing diluted GAAP net profit/loss per share	80,294	78,080
Shares used in computing diluted non-GAAP net profit per share	80,294	78,080

(1)   Teen deferred revenue release. In the second quarter of 2010, we released $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners. We excluded this non-recurring benefit as it is not indicative of future operating results.

(2)   Ormco Royalties. In the first quarter of 2010, we amortized royalty costs of $0.8 million based on the litigation settlement agreement with Ormco. We excluded this non-recurring benefit as it is not indicative of future operating results.

(3)   Acquisition costs and integration related. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.

(4)   Amortization of acquired intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges for our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(5)   Severance and benefits costs. These costs are related to the closure of our New Jersey operations and will be realized through the first three quarters of 2012. We have engaged in various restructuring and exit activities in 2011 and 2009 that have resulted in costs associated with severance and benefits. Such activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring and/or exit activities in the ordinary course of business. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

(6)   Insurance Settlement. In June 2010, we received an $8.7 million insurance settlement over a disputed coverage under our general liability umbrella that was not previously reimbursed by our insurer related to litigation with OrthoClear, Inc. We have excluded this non-recurring benefit as it is not indicative of future operating results.

(7)   Litigation settlement. In 2010 we recorded a litigation settlement charge of $4.5 million to resolve the Leiszler class action suit. We have excluded this non-recurring charge as it is not indicative of future operating results.

(8)   Tax effect on the above items. This amount adjusts the provision for income taxes using our non-GAAP tax rate to reflect the effect of the non-GAAP adjustments on non-GAAP net profit.

BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)

	Q1 2012

	GAAP	Adjustment	(a)	Non-GAAP

Net Revenue	$125.4 - $127.9			$125.4 - $127.9

Gross Profit	$90.4 - $93.7	$0.8		$91.2 - $94.5

Gross Margin	72.1% - 73.3%			72.7% - 73.9%

Operating Expenses	$71.4 - $72.7	$1.7		$69.7 - $71.0

Operating Margin	15.2% - 16.4%			17.1% - 18.4%

Net Income per Diluted Share	$0.17 - $0.19	$0.02		$0.19 - $0.21

Stock Based Compensation Expense:
Cost of Revenues	$0.5			$0.5
Operating Expenses	$5.0			$5.0
Total Stock Based Compensation Expense	$5.5			$5.5

(a) Includes scanner and CAD/CAM services amortization of acquired intangibles assets, severance and benefit costs, and integration costs.

Business Metrics:
	Q1 2012
Case Shipments	82.5K - 84.0K
Cash	$250M - $255M *
Capex	$8.0M - $10.0M
Depreciation & Amortization	$3.8M - $4.3M
Diluted Shares Outstanding	81M *

* Excludes any stock repurchases during the quarter
CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com